UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2007

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964
(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This amendment to Current Report on Form 8-K/A is filed by GFR Pharmaceuticals Inc., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 11, 2007, Registrant's Board of Directors made the decision to dismiss Robison, Hill & Company as its independent auditor. Currently, Zhong Yi (Hong Kong) C.P.A. Company Ltd. ("Zhong Yi") is retained as independent auditor to audit Registrant's financial statements for the year ended December 31, 2006 and to review Registrant's three quarterly reports in 2007, pursuant to the engagement letter, dated December 15, 2006, which was approved by Registrant's Board of Directors. Registrant does not have an audit committee.

During Registrant's two most recent fiscal years ended December 31, 2004 and 2005 and the subsequent interim period through December 15, 2006, Registrant does not consult Zhong Yi with respect to any of the matters described in Item 304(a)(2) of Regulation S-K.

Robison, Hill & Company's audit reports regarding Registrant's financial statements for the year ended December 31, 2004 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles.

In connection with the prior audits for the fiscal year ended December 31, 2004 and 2005, and the review for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006, there have been no disagreements with Robison, Hill & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Robison, Hill & Company would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. In addition, Robison, Hill & Company had no disagreements with Registrant for the interim period from October 1, 2006 up to January 11, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: February 1, 2007	By:	/s/ Su, Jie
Su, Jie Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.      Description of Exhibit

16                     Letter from Robison, Hill & Company

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